3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750

November 2, 2015

The Herzfeld Caribbean Basin Fund, Inc. 119 Washington Avenue, Suite 504 Miami Beach, FL 33139

Re:	Registration Statement on Form N-2 (File Nos. 333-202213; 811-06445)

Ladies and Gentlemen:

We have acted as counsel to The Herzfeld Caribbean Basin Fund, Inc., a Maryland corporation (the “Fund”), in connection with the filing by the Fund with the United States Securities and Exchange Commission (the “SEC”) of (i) Post-Effective Amendment No. 4 (the “Amendment”) pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), to the Fund’s registration statement on Form N-2 (File Nos. 333-202213; 811-06445) (as amended from time to time, the “Registration Statement”) under the Securities Act and the Investment Company Act of 1940, as amended, which Registration Statement was declared effective by the SEC on June 11, 2015 and (ii) a prospectus supplement to the base prospectus contained in the Registration Statement pursuant to Rule 497 under the Securities Act (the “Prospectus Supplement”), relating to the Fund’s issuance of up to $13,200,000 aggregate offering amount of shares (the “Shares”) of the Fund’s common stock, $0.001 par value per share, which Shares are covered by the Registration Statement, in each case, dated as of the date hereof. We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus Supplement pursuant to the Equity Distribution Agreement, dated as of September 10, 2015, by and among the Fund, HERZFELD/CUBA, a division of Thomas J. Herzfeld Advisors, Inc., a Florida corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended, and Ladenburg Thalmann & Co. Inc. (the “Distribution Agreement”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Amendment and the Prospectus Supplement.  For purposes of rendering the opinion set forth below, we have examined the Amendment, the Registration Statement, the base prospectus contained in the Registration Statement, the Prospectus Supplement, the Fund’s Articles of Incorporation and By-Laws, in each case, as amended to date, the Distribution Agreement, and the resolutions or other records of the proceedings of the board of directors of the Fund that provide for the issuance of the Shares, and we have made such other investigations and reviewed such other documents, records, instruments and matters as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Fund.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Philadelphia	Boston	Washington, D.C.	Los Angeles	New York		Pittsburgh
Detroit	Berwyn	Harrisburg	Orange County	Princeton	Silicon Valley	Wilmington

The Herzfeld Caribbean Basin Fund, Inc.

November 2, 2015

Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the State of Maryland (other than the securities laws of the State of Maryland, as to which we express no opinion). We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, when the Shares have been sold pursuant to the Distribution Agreement, (a) the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and (b) when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

No opinion is rendered herein as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such specific reference is not made. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is rendered solely in connection with the filing of the Amendment and the Prospectus Supplement.  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Amendment and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement and the Registration Statement.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP

cc:	Mr. Thomas J. Herzfeld, President and Chairman of the
Board of Directors
Reanna J. M. Lee, Esq., Secretary and Treasurer
Joseph V. Del Raso, Esq.